Amkor Technology Reports Financial Results for the Second Quarter 2023

TEMPE, Ariz. -- July 31, 2023 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights
•Net sales $1.46 billion
•Gross profit $187 million, operating income $76 million
•Net income $64 million, earnings per diluted share $0.26
•EBITDA $245 million

“Amkor’s second quarter performance was in line with our expectations, with demand for Advanced packaging solutions driving sequential growth in both the Computing and Consumer end markets,” said Giel Rutten, Amkor’s president and chief executive officer. “With our technology leadership and broad geographic footprint, Amkor is outperforming the industry and is well positioned to capitalize on the industry megatrends that we expect to propel growth beyond the current cycle.”

Quarterly Financial Results

($ in millions, except per share data)	Q2 2023	Q1 2023	Q2 2022
Net sales	$1,458	$1,472	$1,505
Gross margin	12.8%	13.2%	16.6%
Operating income	$76	$69	$143
Operating income margin	5.2%	4.7%	9.5%
Net income attributable to Amkor	$64	$45	$125
Earnings per diluted share	$0.26	$0.18	$0.51
EBITDA (1)	$245	$229	$302

(1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

At June 30, 2023, total cash and short-term investments was $1.2 billion, and total debt was $1.1 billion.

The company paid a quarterly dividend of $0.075 per share on June 26, 2023. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.
Business Outlook

The following information presents Amkor’s guidance for the third quarter 2023 (unless otherwise noted):

•Net sales of $1.725 billion to $1.825 billion
•Gross margin of 13.5% to 15.5%
•Net income of $90 million to $130 million, or $0.36 to $0.53 per diluted share
•Full year 2023 capital expenditures of approximately $750 million

Conference Call Information

Amkor will conduct a conference call on Monday, July 31, 2023, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit amkor.com.

Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2023	Q1 2023	Q2 2022
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,084	$1,068	$1,084
Mainstream products (2)	374	404	421
Total net sales	$1,458	$1,472	$1,505

Packaging services	88%	88%	87%
Test services	12%	12%	13%

Net sales from top ten customers	66%	66%	65%

End Market Distribution Data:
Communications (smartphones, tablets)	41%	45%	37%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	23%	26%	23%
Computing (data center, infrastructure, PC/laptop, storage)	20%	17%	18%
Consumer (AR & gaming, connected home, home electronics, wearables)	16%	12%	22%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	53.6%	52.9%	49.2%
Labor	10.9%	11.3%	11.8%
Other manufacturing	22.7%	22.6%	22.4%
Gross margin	12.8%	13.2%	16.6%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q2 2023	Q1 2023	Q2 2022
EBITDA Data:
Net income	$64	$45	$125
Plus: Interest expense	14	16	15
Plus: Income tax expense	9	11	11
Plus: Depreciation & amortization	158	157	151
EBITDA	$245	$229	$302

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$1,457,922	$1,504,868	$2,929,461	$3,101,684
Cost of sales	1,271,052	1,255,713	2,548,170	2,527,199
Gross profit	186,870	249,155	381,291	574,485
Selling, general and administrative	64,860	68,868	143,531	145,827
Research and development	45,688	37,478	92,735	75,841
Total operating expenses	110,548	106,346	236,266	221,668
Operating income	76,322	142,809	145,025	352,817
Interest expense	14,354	14,593	30,521	28,741
Other (income) expense, net	(11,883)	(8,041)	(15,435)	(13,137)
Total other expense, net	2,471	6,552	15,086	15,604
Income before taxes	73,851	136,257	129,939	337,213
Income tax expense	9,407	10,788	20,271	40,516
Net income	64,444	125,469	109,668	296,697
Net income attributable to non-controlling interests	(158)	(691)	(31)	(1,256)
Net income attributable to Amkor	$64,286	$124,778	$109,637	$295,441

Net income attributable to Amkor per common share:
Basic	$0.26	$0.51	$0.45	$1.21
Diluted	$0.26	$0.51	$0.44	$1.20

Shares used in computing per common share amounts:
Basic	245,637	244,592	245,485	244,498
Diluted	246,964	245,855	247,046	245,938

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$804,834	$959,072
Short-term investments	399,233	281,964
Accounts receivable, net of allowances	1,198,612	1,365,504
Inventories	534,477	629,576
Other current assets	61,890	65,123
Total current assets	2,999,046	3,301,239
Property, plant and equipment, net	3,309,592	3,135,614
Operating lease right of use assets	146,080	171,163
Goodwill	19,550	21,517
Restricted cash	3,428	3,334
Other assets	160,484	188,890
Total assets	$6,638,180	$6,821,757
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$155,978	$143,813
Trade accounts payable	701,610	899,164
Capital expenditures payable	310,387	146,602
Short-term operating lease liability	53,991	70,991
Accrued expenses	354,522	401,841
Total current liabilities	1,576,488	1,662,411
Long-term debt	975,535	1,088,521
Pension and severance obligations	88,249	93,540
Long-term operating lease liabilities	66,030	75,745
Other non-current liabilities	169,019	201,839
Total liabilities	2,875,321	3,122,056

Stockholders’ equity:
Preferred stock	—	—
Common stock	292	291
Additional paid-in capital	2,005,055	1,996,344
Retained earnings	1,947,420	1,874,644
Accumulated other comprehensive income (loss)	1,432	16,699
Treasury stock	(222,049)	(219,226)
Total Amkor stockholders’ equity	3,732,150	3,668,752
Non-controlling interests in subsidiaries	30,709	30,949
Total equity	3,762,859	3,699,701
Total liabilities and equity	$6,638,180	$6,821,757

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$109,668	$296,697
Depreciation and amortization	314,647	299,341
Other operating activities and non-cash items	4,784	(10,041)
Changes in assets and liabilities	(6,521)	(123,728)
Net cash provided by operating activities	422,578	462,269
Cash flows from investing activities:
Payments for property, plant and equipment	(282,309)	(340,208)
Proceeds from sale of property, plant and equipment	1,107	773
Payments for short-term investments	(355,135)	(298,351)
Proceeds from sale of short-term investments	47,000	14,120
Proceeds from maturities of short-term investments	193,315	155,910
Other investing activities	(22,850)	(58,916)
Net cash used in investing activities	(418,872)	(526,672)
Cash flows from financing activities:
Proceeds from revolving credit facilities	370,000	—
Payments of revolving credit facilities	(370,000)	—
Proceeds from short-term debt	11,043	18,112
Payments of short-term debt	(11,149)	(12,048)
Proceeds from issuance of long-term debt	—	190,000
Payments of long-term debt	(72,061)	(155,284)
Payments of finance lease obligations	(31,129)	(15,943)
Payments of dividends	(36,874)	(24,473)
Other financing activities	(1,589)	(5,089)
Net cash used in financing activities	(141,759)	(4,725)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(16,091)	(25,020)
Net decrease in cash, cash equivalents and restricted cash	(154,144)	(94,148)
Cash, cash equivalents and restricted cash, beginning of period	962,406	831,521
Cash, cash equivalents and restricted cash, end of period	$808,262	$737,373

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•health conditions or pandemics, such as the COVID-19 pandemic, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•fluctuations in operating results and cash flows;
•our substantial indebtedness;
•dependence on international factories and operations and risks relating to trade restrictions and regional conflict;
•fluctuations in interest rates and changes in credit risk;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•difficulty funding our liquidity needs, including as a result of disruptions to the banking system and capital markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•difficulty attracting, retaining or replacing qualified personnel;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•maintaining an effective system of internal controls;
•the absence of backlog and the short-term nature of our customers’ commitments;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•the historical downward pressure on the prices of our packaging and test services;
•challenges with integrating diverse operations;
•fluctuations in our manufacturing yields;

•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•environmental, health and safety liabilities and expenditures;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•natural disasters and other calamities, political instability, hostilities or other disruptions;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•significant severance plan obligations associated with our manufacturing operations in Korea; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.